UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SEASPAN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Republic of The Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Unit 2, 2nd Floor, Bupa Centre,

141 Connaught Road West,

Hong Kong

China

(Address of principal executive office)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-224288.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series I Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Series I Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares of Seaspan Corporation (the “Registrant”) is set forth under the caption “Description of Series I Preferred Shares” in the prospectus filed by the Registrant on September 12, 2018, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-224288), filed with the Securities and Exchange Commission on April 13, 2018. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

3.1

Second Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form F-4 (File No. 333-225681), filed with the SEC on June 15, 2018).

3.2	Second Amended and Restated Bylaws of Seaspan Corporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Form F-4 (File No. 333-225681), filed with the SEC on June 15, 2018).

3.3	Statement of Designation of the Series I Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares.

4.1	Form of Series I Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Share Certificate.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 19, 2018

SEASPAN CORPORATION

By:	/s/ Ryan Courson
Ryan Courson
Chief Financial Officer

[Signature Page to Form 8-A (Series I Preferred)]